                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Trustees of Reserve New York Tax-Exempt Trust:

In planning and performing our audit of the financial statements and financial highlights of Reserve New York Tax-Exempt Trust (the "Trust') for the year ended May 31, 1999, we considered its internal control, including control over safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and financial highlights and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the enitity's objective of preparing financial statements and financial highlights for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of the inherent limitations in internal controls, errors or fraud may occur and may not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of any specific internal control component does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements and financial highlights being audited may not occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including internal controls over safeguarding of securities, that we consider to be material weaknesses defined above as of May 31, 1999.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.

                                                  PricewaterhouseCoopers LLP

New York, New York
July  , 1999